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                                                                    EXHIBIT 23.1




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the America Service Group Inc.
Registration Statement on Form S-8 (Registration No. 333-    ), pertaining to
the Amended and Restated Incentive Stock Plan for 300,000 shares of common stock, of our report dated March 17, 1998, with respect to the consolidated financial statements and schedule of America Service Group Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                             ERNST & YOUNG LLP


Nashville, Tennessee
June 25, 1998